UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

     CHINA HOLDINGS ACQUISITION CORP.
(Exact Name of Registrant as Specified in its Charter)

Delaware	61-1533071
(State of Incorporation	(I.R.S. Employer
or Organization)	Identification No.)

33 Riverside Avenue, 5th Floor, Westport, CT 06880

(Address of Principal Executive Offices)	(Zip Code)

If this Form relates to the registration of a	If this Form relates to the registration of a class
class of securities pursuant to Section 12(b) of	of securities pursuant to Section 12(g) of the
the Exchange Act and is effective pursuant to	Exchange Act and is effective pursuant to
General Instruction A.(c), please check the	General Instruction A.(d), please check the
following box. ☑	following box. ☐

Securities Act registration statement file number to which this form relates: 333-145085

Securities to be registered pursuant to Section 12(b) of the Act:

Name of Each Exchange on Which Each Class
Title of Each Class to be so Registered	is to be Registered

Units, each consisting of one share of Common	American Stock Exchange
Stock and one Warrant

Common Stock, par value $0.001 per share	American Stock Exchange

Warrants included in Units, exercisable for Common Stock at an exercise price of $7.50 per share	American Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1.       Description of Registrant’s Securities to be Registered.

A description of the units, common stock and warrants to be registered hereunder is contained in the section entitled “Description of Securities” in the Prospectus included in the Registrant’s Registration Statement on Form S-1 (Registration No. 333-145085) filed with the Securities and Exchange Commission on August 3, 2007, as amended from time to time (the “Registration Statement”). Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that are subsequently filed are hereby also incorporated by reference herein.

Item 2.       Exhibits.

Exhibit No.	Description

3.1*	Form of Amended and Restated Certificate of Incorporation.

3.2*	By-laws.

3.3*	Form of Amendment to the By-laws.

4.1*	Specimen Unit Certificate.

4.2*	Specimen Common Stock Certificate.

4.3*	Specimen Public Warrant Certificate

4.4*	Form of Warrant Agreement between Continental Stock Transfer &
Trust Company and the Registrant.

* Incorporated by reference to the exhibit of the same number filed with the Registration Statement.

SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

CHINA HOLDINGS ACQUISITION CORP.

Date: November 6, 2007	By: ____/s/ Paul K. Kelly_________________
Name: Paul K. Kelly
Title: Chief Executive Officer